SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                NOVEMBER 12, 1999
                Date of Report (Date of earliest event reported)


                      [NORTHWEST NATURAL GAS COMPANY LOGO]


                          NORTHWEST NATURAL GAS COMPANY
             (Exact name of registrant as specified in its charter)





                            Commission File No. 0-994

OREGON                                                      93-0256722
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)

                 220 N.W. SECOND AVENUE, PORTLAND, OREGON 97209
               (Address of principal executive offices) (Zip Code)

       Registrant's Telephone Number, including area code: (503) 226-4211


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                           Part II. OTHER INFORMATION

Item 5.   Other Events

          The Oregon Public Utility Commission (OPUC or Commission), in an order issued Nov. 12, has authorized a net revenue increase from NW Natural's Oregon operations of $0.2 million per year. The revenue increase will come from rate increases averaging about 1.3 percent for Oregon residential customers, partially offset by rate decreases for certain commercial and large industrial customers.

          In its Oregon general rate case, filed in October 1998, the Company had proposed a revenue increase of $14.7 million per year through rate increases averaging 3.8 percent. The OPUC Staff in March 1999 had recommended a net revenue reduction of $19.9 million per year.

          The Commission's decision authorizes a return on common shareholders' equity (ROE) of 10.25 percent. This compares to the Company's proposed ROE of
11.25 percent and the OPUC Staff's originally proposed ROE of 8.5 percent. The Company's previously authorized ROE of 13.25 percent was adopted by the OPUC in NW Natural's prior general rate case in Oregon in 1989.

          The Commission confirmed that the 10.25 percent ROE determined in this case will be used as the baseline return under a new mechanism adopted in April 1999 for use in prospective Purchased Gas Adjustment (PGA) proceedings. Under the Commission's order adopting the mechanism, NW Natural will be authorized to retain all of its earnings, on a weather-normalized basis, up to a threshold level equal to the authorized ROE plus 300 basis points, or 13.25 percent. One-third of any "excess" earnings above that level would be refunded to customers. The Commission had provisionally set the threshold at 12.6 percent until it made a decision in the general rate case.

          The Commission authorized NW Natural to implement new rates within three days after it files tariffs consistent with the order. The Company has 60 days to decide whether to seek rehearing or reconsideration of the order, and it has the right to seek judicial review thereafter.

          Among its decisions on contested issues in the order, the Commission disallowed $7.8 million of rate base from the Company's investment of $40.3 million in a new residential and commercial customer information system
(CIS) that went into service in November 1997. The Company is analyzing the Commission's decision with respect to ratemaking treatment of the customer information system to determine whether the decision will require immediate

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write-downs of its CIS assets. The Company estimates that a write-down consistent with the $32 million rate base allowance for the CIS, if required in the quarter ending Dec. 31, 1999, would be equivalent to 16 cents a share.

          NOTE: This report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company's future operating results will be affected by various uncertainties and risk factors, many of which are beyond the Company's control, including governmental policy and regulatory action, the competitive environment and economic factors, as well as weather conditions. For a more complete description of these uncertainties and risk factors, see the Company's filings with the Securities and Exchange Commission on Form 10-K for the year ended Dec. 31, 1998, and on Form 10-Q for the quarters ended March 31, June 30 and Sept. 30, 1999.



SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        NORTHWEST NATURAL GAS COMPANY
                                        (Registrant)


Dated:  November 15, 1999               /s/ Bruce R. DeBolt
                                        ---------------------------------------
                                        Senior Vice President and
                                        Chief Financial Officer


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